SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                    FORM S-8


                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933




                           KIEWIT MATERIALS COMPANY
            (Exact name of registrant as specified in its charter)

               Delaware                               47-0819021
(State of incorporation or organization) (I.R.S. Employer Identification No.)

   Kiewit Plaza, Omaha, Nebraska                        68131
(Address of principal executive offices)              (Zip Code)




                           KIEWIT MATERIALS COMPANY
                            EMPLOYEE OWNERSHIP PLAN
                           (Full title of the Plan)

                             Mark E. Belmont, Esq.
                Vice President, General Counsel and Secretary
                           Kiewit Materials Company
                                 Kiewit Plaza
                            Omaha, Nebraska 68131
                                (402) 536-3661
           (Name address and telephone number, including area code,
                            of agent for service)





















                        Post-Effective Amendment No. 1

          Kiewit Materials Company, a Delaware corporation (the "Company"), is filing this Post-Effective Amendment No. 1 (this "Amendment") to its Registration Statement on Form S-8 (Registration No. 333-62452), filed with the Securities and Exchange Commission on June 7, 2001, to deregister 7,762 shares of common stock, par value $0.01 per share of the Company and $52,000 principal amount of 6.60% Series 2001 Convertible Debentures of the Company, which were registered for issuance under the Company's Employee Ownership Plan and not sold.















































                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on October 24, 2001.

                                             KIEWIT MATERIALS COMPANY

                                             By: /s/ Christopher J. Murphy
                                                 -------------------------
                                                 Christopher J. Murphy
                                                 President and Chief
                                                 Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                                    Title                      Date
----                                    -----                      ----

/s/ Christopher J. Murphy
------------------------- President, Chief Executive Officer October 24, 2001
Christopher J. Murphy      and Director (Principal Executive
                           Officer)

/s/ Donald E. Bowman
------------------------- Vice President and Chief Financial October 24, 2001
Donald E. Bowman           Officer (Principal Financial
                           Officer)

/s/ Todd A. Freyer
------------------------- Controller (Principal Accounting   October 24, 2001
Todd A. Freyer             Officer)

/s/ Richard W. Colf
------------------------- Director                           October 24, 2001
Richard W. Colf

/s/ Bruce E. Grewcock
------------------------- Director                           October 24, 2001
Bruce E. Grewcock

/s/ William L. Grewcock
------------------------- Director                           October 24, 2001
William L. Grewcock

/s/ Richard Geary
------------------------- Director                           October 24, 2001
Richard Geary

/s/ James Goodwin
------------------------- Director                           October 24, 2001
James Goodwin

/s/ Walter Scott, Jr.
------------------------- Director                           October 24, 2001
Walter Scott, Jr.

/s/ Kenneth E. Stinson
------------------------- Chairman of the Board of Directors October 24, 2001 Kenneth E. Stinson